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                                  EXHIBIT 10.4

                  CD Disc Patent License Agreement dated August 9, 2002, between Koninklijke Philips Electronics N.V. and Metatec International, Inc.

This Agreement is entered into this 9th day of August, 2002 by and between


KONINKLIJKE PHILIPS ELECTRONICS N.V., having its registered office in Eindhoven, The Netherlands, (hereinafter referred to as "Philips")

and

METATEC INTERNATIONAL, INC., having its registered office in 7001 Metatec Blvd., Dublin, Ohio 43017 (hereinafter referred to as "Licensee")


WHEREAS, the Philips' group of companies has for many years been engaged in research and development of systems, in which signals encoded in digital form and stored on a disc are read and reproduced by means of devices using an optical read-out beam, and has acquired valuable know-how and expertise therein;

WHEREAS, one of the achievements of such research and development efforts has been a revolutionary high-fidelity sound storage and reproduction system, of which the specifications have been further defined in a joint research and development co-operation with Sony Corporation of Japan ("Sony") and which has been presented under the name "Compact Disc Digital Audio System" (CD-Audio System);

WHEREAS, on the basis of the CD-Audio System Philips and Sony have developed a further system, which has been presented under the name "Compact Disc Data System" (CD-ROM System);

WHEREAS, Philips and Sony have developed an additional multi-session CD system, which has been presented under the name "Enhanced Music Compact Disc System" ("Enhanced Music CD System" or "CD Extra System" (the CD-Audio System, the CD-ROM System and the CD Extra System together are referred to as "the CD Systems");

WHEREAS, Philips and Sony own certain patents relating to the CD Systems;

WHEREAS, Philips has been authorized by Sony to grant licenses under certain patents relating to the CD Systems, which are owned or controlled by Sony and its Associated Companies (as hereinafter defined), as well as such patents relating to the CD Systems which are jointly owned by Philips and Sony, while Philips and Sony each retain the right also to license their respective patents relating to the CD Systems separately, so that interested manufacturers may opt to take out separate licenses under the relevant patents of each of Philips and Sony, instead of a combined license;

WHEREAS, Licensee has requested from Philips a license under the relevant patents of Philips and Sony relating to CD-Discs and wishes such CD-Discs to be compatible with CD-Players conforming to the Standard Specifications for any of the relevant CD Systems; and

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WHEREAS, Philips is willing to grant Licensee a license under the relevant patents and to make available certain basic information relating to the CD Systems, on the conditions set forth herein; NOW, THEREFORE, in consideration of the mutual obligations and covenants hereinafter set forth, the parties hereto have agreed as follows:


                             ARTICLE 1 - DEFINITIONS
                             -----------------------

The following terms used in this Agreement shall have the meanings set out below:

1.01 "DISC" shall mean a non-recordable reflective disc-shaped information carrier comprising any kind of information including, but not limited to, audio, video, text and/or data-related information, which is irreversibly stored in a layer during and as an integral part of the manufacturing process of the disc in a form which is optically readable by playback devices using a laser-beam.

1.02 "CD-AUDIO DISC" shall mean a Disc comprising audio information encoded in digital form, which is optically readable by a CD-Audio Player (as hereinafter defined) and which conforms to the CD-Audio Standard Specifications (as hereinafter defined).

1.03 "CD-AUDIO MAXI-SINGLE" shall mean a CD-Audio Disc which, in addition, conforms to the CD-Audio Maxi-Single Standard Specifications.

1.04 "CD-ROM DISC" shall mean a Disc comprising information encoded in digital form, which is optically readable by a CD-ROM Player (as hereinafter defined) and which conforms to the CD-ROM Standard Specifications (as hereinafter defined).

1.05 "ENHANCED MUSIC CD DISC/CD EXTRA DISC" shall mean a Disc comprising information encoded in digital form, which is optically readable by a CD-Audio Player and which conforms to the CD-Audio Standard Specifications, a CD-ROM Player and which conforms to the CD-ROM Standard Specifications and an Enhanced Music CD Player (as hereinafter defined) which conforms to the Enhanced Music CD Standard Specifications (as hereinafter defined).

         The CD-Audio Disc, the CD-Audio Maxi-Single, the CD-ROM Disc and the CD Extra Disc together are referred to as "CD-Discs".

1.06 "CD-AUDIO STANDARD SPECIFICATIONS" shall mean the specifications for the CD-Audio System, including the Subcode/Control and Display System, Channels R .W, Chapter 5.8, The CD-TEXT mode, as made available, modified or extended from time to time.

1.07 "CD-AUDIO MAXI-SINGLE STANDARD SPECIFICATIONS" shall mean the specifications for the CD-Audio Maxi-Single system, specifying among other things a maximum playing time of 30 minutes, as made available, modified or extended from time to time. For the purpose of this Agreement, the CD-Audio Maxi-Single Standard Specifications shall be considered to form part of the CD-Audio Standard Specifications.

1.08 "CD-ROM STANDARD SPECIFICATIONS" shall mean the specifications for the CD-ROM System as made available, modified or extended from time to time.

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1.09     "ENHANCED MUSIC CD STANDARD SPECIFICATIONS" shall mean the specifications for the Enhanced Music CD System as made available, modified or extended from time to time.

         The CD-Audio, CD-Audio Maxi-Single, CD-ROM and Enhanced Music CD Standard Specifications together are referred to as the "CD Standard Specifications".

1.10 "PLAYER" shall mean a playback device for optically reading information stored on a Disc and converting such information into electrical signals for reproduction purposes.

1.11 "CD-AUDIO PLAYER" shall mean a Player solely capable of reproducing information stored on a CD-Audio Disc or CD-Audio Maxi-Single and converting such information into electrical signals, in accordance with the CD-Audio Standard Specifications, which electrical signals are directly capable of and intended to be used for sound reproduction through amplifiers and loudspeakers.

1.12 "CD-ROM PLAYER" shall mean a Player solely capable of reproducing information stored on a CD-ROM Disc and converting such information into electrical signals, in accordance with the CD-ROM Standard Specifications, which electrical signals are directly capable of and intended to be used for the reproduction of computer related data through data handling and/or data processing equipment.

1.13 "ENHANCED MUSIC CD PLAYER" shall mean a Player solely capable of reproducing information stored on a CD Extra Disc and converting such information into electrical signals, in accordance with the Enhanced Music CD Standard Specifications, which electrical signals are directly capable of and intended to be used for the reproduction of video, text and/or computer related data through data handling and/or data processing equipment.

1.14 "COMBI-PLAYER" shall mean a Player which is any combination of a CD-Audio Player, a CD-ROM Player and/or an Enhanced Music CD Player.

         The CD-Audio Player, the CD-ROM Player, the Enhanced Music CD Player and the Combi-Player together are referred to as the "CD-Players".

1.15 "LICENSED PRODUCT" shall mean a CD-Audio Disc, a CD-Audio Maxi-Single, a CD-ROM Disc and/or a CD Extra Disc, as correspond with the Licensed Patents selected by Licensee pursuant to Article 1.16, manufactured and/or sold in accordance with the provisions hereof, which has been duly reported and on which the royalties due hereunder are paid in accordance with the provisions of this Agreement.

1.16 "LICENSED PATENTS" shall mean the patents listed in the relevant Exhibits as selected by Licensee pursuant to the Options below.

         OPTION A1: Licensee chooses the essential patents listed in Exhibit E1, for the use of any one or more of these patents, exclusively for the manufacture and/or sale of CD-Audio Discs and/or CD-Audio Maxi Singles, which conform to the CD-Audio Standard Specifications. Option A2:
         Licensee chooses the essential patents listed in Exhibit E1 and Exhibit E2, for the use of any one or more of these patents, exclusively for the manufacture and/or sale of CD-ROM Discs, which conform to the CD-ROM Standard Specifications.

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         OPTION A3: Licensee chooses the essential patents listed in Exhibit E1,
         Exhibit E2 and Exhibit E3, for the use of any one or more of these patents, exclusively for the manufacture and/or sale of CD Extra Discs, which conform to the Enhanced Music CD Standard Specifications.

         OPTION A4: Licensee chooses, in addition to Option A1 and/or A3 the essential patents listed in Exhibit E4, for the use of any one or more of these patents, exclusively for the manufacture and/or sale of CD-Discs, excluding CD-ROM Discs, containing CD Text information.

         OPTION A5: Licensee chooses the non-essential patents listed in Exhibit E5, for the use of any one or more of these patents, exclusively for the manufacture and/or sale of CD Extra Discs.


         Option(s):      o A1       o A2        o A3      o A4         o A5
         ----------

         (please tick any combination as appropriate)


         Initial: ______________


         The term "ESSENTIAL" as used in relation to patents in this Agreement shall refer to patents, the use of which is necessary (either directly or as a practical matter) for compliance with the Standard Specifications defining the relevant CD System(s).

         Philips will commission an independent patent expert to review the European, Japanese and US patents listed as essential in Exhibits E1, E2, E3 and E4 in order to confirm the essentiality of such patents. In the event that such independent expert would find that any of the patents does not qualify as essential as defined in this Agreement, Philips shall delete such patent (as well as the equivalent national patents) from the relevant Exhibit and such patent will be put on the relevant Exhibit of non-essential patents. Any such finding and deletion however, shall not affect the obligation of Licensee to pay the royalty on each Licensed Product as specified in Article 5.02, provided that, in the event that the manufacture by Licensee of Licensed Products within the Territory would not infringe any of the Licensed Patents, Licensee shall have no obligation to pay royalties in respect of Licensed Products manufactured within the Territory and which are directly sold for final use within the Territory or directly exported for final use to a country in which no Licensed Patents subsist. Notwithstanding such deletion, Licensee shall retain the right to continue the use of such deleted patent(s) in accordance with this Agreement, without any additional payment, unless Licensee explicitly notifies Philips in writing of its decision to waive such right.

         In the event that Philips or Sony (or any of their respective Associated Companies) would have additional patents relevant to CD-Audio Discs (except for CD Text information and other than patents acquired from third parties after the date of January 1, 1983), CD-ROM Discs (other than patents acquired from third parties after the date of January 1, 1985), CD Extra Discs (other than patents acquired from third parties after the date of January 1, 1996) or the CD Text mode of CD-Discs, excluding CD-ROM Discs, (other than patents acquired from third parties after the date of October 1, 1996) in their respective patent portfolios which are essential to the manufacture, sale or other disposal of Licensed Products and which have a filing date or are entitled to a so-called priority date prior to either January 1, 1983 for CD-Audio Discs, January 1, 1985 for CD-ROM Discs, January 1, 1996 for CD Extra Discs or October 1, 1996 for the CD Text mode of CD-Discs, excluding CD-ROM Discs, but which have not been listed as essential patents in the respective Exhibits hereto, Philips will notify Licensee accordingly and such additional patents will be added to the Licensed Patents. Any patents as may be added as essential patents to any of the respective Exhibits hereto, will similarly be subject to the review by the independent patent expert in accordance with the preceding paragraph.

         The patent lists provided to Licensee upon execution of the Agreement are subject to change in accordance with the provisions of this Agreement. With regard to the rights granted to Licensee hereunder, the patent lists published by Philips on its website (www.licensing.philips.com) or otherwise communicated by Philips to Licensee after the date of execution hereof shall prevail over the lists provided to Licensee upon execution of this Agreement.

1.17 "ASSOCIATED COMPANY" shall mean any one or more business entities (1) owned or controlled by Philips, Sony or Licensee, (2) owning or controlling Philips, Sony or Licensee, or (3) owned or controlled by the business entity owning or controlling Philips, Sony or Licensee at the material time. For the purposes of this definition a business entity shall be deemed to own and/or to control another business entity if more than 50% (fifty per cent) of the voting stock of the latter business entity, ordinarily entitled to vote in the election of directors, (or, if there is no such stock, more than 50% (fifty per cent) of the ownership of or control in the latter business entity) is held by the owning and/or controlling business entity.

1.18 "TERRITORY" shall mean the geographic area known as the United States of America, its territories and possessions.

                           ARTICLE 2 - GRANT OF RIGHTS
                           ---------------------------

         Subject to the conditions of this Agreement:

2.01 For the term of this Agreement, Philips hereby grants to Licensee a non-exclusive, non-transferable license under the Licensed Patents selected by Licensee pursuant to Article 1.16 to manufacture Licensed Products within the Territory in accordance with the relevant CD Standard Specifications and to sell or otherwise dispose of Licensed Products so manufactured in all countries of the world.

2.02 Philips, also on behalf of Sony, further agrees, for as long as this Agreement is in force and effect and Licensee is in full compliance with its obligations hereunder, to grant Licensee, upon Licensee's request, a non-exclusive, non-transferable license, either by means of a sub-license arrangement or by means of individual licenses from Philips and/or Sony respectively, on reasonable, non-discriminatory conditions, to manufacture Licensed Products in the Territory and to sell or otherwise dispose of Licensed Products so manufactured in all countries of the world, under any patents not yet licensed hereunder and which are essential to the manufacture, sale or other disposal of Licensed Products, for which Philips and/or Sony and their respective Associated Companies may hereafter acquire from third parties the free right to grant licenses. It is acknowledged and agreed that in respect of the patents as may be licensed pursuant to this Article 2.02, additional royalties may have to be paid over and above the royalties specified in Article 5.02.

2.03 Philips, also on behalf of Sony, further agrees, for as long as this Agreement is in force and effect and Licensee is in full compliance with its obligations hereunder, to grant Licensee upon Licensee's request as well as to those of Licensee's Associated Companies who so request, a non-exclusive, non-transferable license, on reasonable, non-discriminatory conditions either by means of a sub-license arrangement or by means of individual licenses from Philips and/or Sony respectively, to manufacture CD-Audio Players, CD-ROM Players, Enhanced

         Music CD Players and/or Combi-Players and to sell or otherwise dispose of such Players so manufactured in all countries of the world, under any and all present and future patents essential to the manufacture, sale or other disposal of such Players, for which Philips and/or Sony and their respective Associated Companies may hereafter acquire the free right to grant licenses.

2.04 In consideration of the undertakings set forth in Articles 2.01, 2.02 and 2.03 and similar undertakings by third party licensees of Philips and without prejudice to the provisions of Article 12, for a period of ten years from the Effective Date (as hereinafter defined) Licensee agrees to grant to Philips, Sony and their respective Associated Companies and to other third parties who have entered or will enter into a license agreement with Philips or an Associated Company of Philips concerning CD-Discs, non-exclusive, non-transferable licenses, on reasonable, non-discriminatory conditions comparable to those set forth herein, to manufacture, sell or otherwise dispose of CD-Discs, under any and all present and future patents, for which Licensee or its Associated Companies have or may hereafter acquire the right to grant licenses and which are essential to the manufacture, sale or other disposal of such CD-Discs as correspond with the Licensed Patents selected by Licensee pursuant to Article 1.16 and which patents were first filed in any country of the world prior to the date of termination of this Agreement. For the avoidance of doubt, the undertaking set out in the preceding sentence shall only apply to those companies which have made the same selection pursuant to Article 1.16 as Licensee and which in that respect accept or have accepted a similar undertaking as contained in this Article 2.04.

2.05 In addition, in consideration of the undertakings set forth in Articles 2.01, 2.02, 2.03 and 2.04 and similar undertakings by third party licensees of Philips or any of its Associated Companies and without prejudice to the provisions of Article 12, for a period of ten years from the Effective Date, Licensee agrees to grant to Philips, Sony and their respective Associated Companies and to other third parties who have entered or will enter into a license agreement with Philips or an Associated Company of Philips concerning Players, non-exclusive, non-transferable licenses on reasonable, non-discriminatory conditions, to manufacture, sell or otherwise dispose of such CD-Audio Players, CD-ROM Players, Enhanced Music CD Players and/or Combi-Players under any and all present and future patents, for which Licensee or its Associated Companies have or may hereafter acquire the right to grant licenses and which are essential to the manufacture, sale or other disposal of such Players and which patents were first filed in any country of the world prior to the date of termination of this Agreement. For the avoidance of doubt, the undertaking set out in the preceding sentence shall only apply to those companies which accept or have accepted a similar undertaking as contained in this Article 2.05.

2.06 Philips undertakes that it will offer, at the request of any of Licensee's Associated Companies to any such Associated Company, a non-exclusive and non-transferable license under the Licensed Patents on reasonable and non-discriminatory conditions comparable to those set forth herein, to manufacture, sell or otherwise dispose of CD-Discs.

         In consideration of Philips' undertaking as set out in the preceding paragraph, Licensee undertakes that all of its Associated Companies which have or may hereafter acquire patents essential to the manufacture, sale or other disposal of CD-Discs and which patents were first filed in any country of the world prior to the date of termination of this Agreement, shall make available licenses under such patents, on reasonable, non-discriminatory conditions comparable to those set forth herein to Philips, any of Philips' Associated Companies and to other third parties who have entered or will enter into a license agreement with Philips or an Associated Company of Philips in respect of CD-Discs.

2.07     IT IS EXPRESSLY ACKNOWLEDGED AND AGREED THAT:

         (I) THE LICENSES AND LICENSE UNDERTAKINGS HEREIN CONTAINED WITH RESPECT TO THE MANUFACTURE OF LICENSED PRODUCTS DO NOT EXTEND TO MASTER RECORDING MACHINES, MACHINES, EQUIPMENT OR METHODS FOR THE REPLICATION OF DISCS, NOR TO THE MANUFACTURE OF MATERIALS OR REPRODUCTION RIGHTS FOR INFORMATION (SUCH AS AUDIO, VIDEO, TEXT AND/OR DATA-RELATED INFORMATION), CONTAINED ON DISCS TO BE PLAYED BACK ON A PLAYER/RECORDER. FURTHER, THE LICENSE UNDERTAKINGS WITH RESPECT TO THE MANUFACTURE OF RECORDING/PLAYBACK DEVICES DO NOT EXTEND TO THE MANUFACTURE OF COMPONENTS FOR RECORDING/PLAYBACK DEVICES (INCLUDING BUT NOT LIMITED TO SEMICONDUCTOR DEVICES, INTEGRATED CIRCUITS, LASERS, MOTORS AND LENSES), EXCEPT FOR PATENTS RELATING TO CIRCUITRY AND/OR SYSTEM ASPECTS SPECIFIC TO THE CD SYSTEMS (AND SIMILAR OPTICAL READ-OUT SYSTEMS);

         (II) THE RIGHTS AND LICENSES GRANTED UNDER THIS AGREEMENT DO NOT EXTEND TO ANY COMBINATION OF ONE OR MORE LICENSED PRODUCTS OR PLAYERS, RECORDING/PLAYBACK DEVICES WITH ANY OTHER ITEMS, PRODUCTS, SYSTEMS, STRUCTURES, EQUIPMENT OR SOFTWARE OTHER THAN THE COMBINATION OF A LICENSED PRODUCT AND A PLAYER OR RECORDING/PLAYBACK DEVICE.


                      ARTICLE 3 - STANDARD SPECIFICATIONS,
                      ------------------------------------
                        TECHNICAL INFORMATION AND SUPPORT
                        ---------------------------------

3.01 Upon receipt of the payment provided for in Article 5.01 and the payment provided for in Article 5.12, Philips shall make available to Licensee for use by Licensee in accordance with the provisions hereof, a copy of the then current version of the respective CD Standard Specifications, as correspond with the Licensed Patents selected by Licensee pursuant to Article 1.16, together with such other information and support as Philips considers necessary for the interpretation and/or correct application of the relevant CD Standard Specifications.

3.02 Licensee shall be notified in writing of any addition or modification to any of the relevant CD Standard Specifications and shall be provided with relevant information in connection therewith.

3.03 Philips and Licensee undertake to keep each other generally informed of developments or initiatives, which may have an impact on the relevant CD Standard Specifications.


                              ARTICLE 4 - HAVE MADE
                              ---------------------

4.01 The rights granted to Licensee pursuant to Article 2 and the right to use the information pursuant to Article 3, include the right for Licensee to have Licensed Products made for it by third party manufacturers, duly licensed by Philips under an agreement similar to this

         Agreement, provided that Licensee will properly identify such third party manufacturer in the royalty reporting forms to be submitted to Philips hereunder, together with the quantities of Licensed Products so purchased.

         Conversely, Licensee shall refrain from purchasing or selling CD-Discs manufactured by any third party not licensed by Philips, where such purchase or sale would constitute an act of infringement of any of the Licensed Patents.

                   ARTICLE 5 - ROYALTIES, REPORTS AND PAYMENTS
                   -------------------------------------------

5.01 In consideration of the rights granted by Philips and the information to be provided by Philips hereunder, Licensee shall, upon execution of this Agreement, make a non-refundable, non-recoupable payment of US$ 25,000 (twenty-five thousand US Dollars) to Philips.

5.02 In further consideration of the rights granted hereunder by Philips to Licensee, Licensee agrees to pay to Philips a royalty on each Licensed Product sold by Licensee, in which any one or more of the Licensed Patents is (are) used, irrespective of whether such Licensed Patent(s) is (are) used in the country of manufacture, sale or other disposal.

         These royalties shall amount to:

         (a) US$ 0.03 (three US Dollar cents) for each Licensed Product being a CD-Audio Disc with an outer diameter greater than 90 mm; and
         (b) US$ 0.02 (two US Dollar cents) for each Licensed Product being a CD-Audio Disc with an outer diameter smaller than 90 mm; and
         (c) US$ 0.027 (two point seven US Dollar cents) for each Licensed Product being a CD-Audio Maxi-Single; and
         (d) US$ 0.03 (three US Dollar cents) for each Licensed Product being a CD-ROM Disc with an outer diameter greater than 90 mm; and
         (e) US$ 0.02 (two US Dollar cents) for each Licensed Product being a CD-ROM Disc with an outer diameter smaller than 90 mm; and
         (f) US$ 0.045 (four and a half US Dollar cents) for each Licensed Product being a CD Extra Disc with an outer diameter greater than 90 mm; and
         (g) US$ 0.03 (three US Dollar cents) for each Licensed Product being a CD Extra Disc with an outer diameter smaller than 90 mm,

         such rates hereinafter referred to as "Standard Rates".

         With respect to Licensed Products sold after July 1, 2002, provided that Licensee is in full compliance with its obligations under this Agreement and subject to Article 6.01, the royalties shall amount to:

         (a) US$ 0.0175 (one and three quarters of a US Dollar cent) for each Licensed Product being a CD-Audio Disc with an outer diameter greater than 90 mm; and
         (b) US$ 0.0115 (one and fifteen hundredths of a US Dollar cent) for each Licensed Product being a CD-Audio Disc with an outer diameter smaller than 90 mm; and
         (c) US$ 0.0155 (one and fifty-five hundredths of a US Dollar cent) for each Licensed Product being a CD-Audio Maxi-Single; and
         (d) US$ 0.0175 (one and three quarters of a US Dollar cent) for each Licensed Product being a CD-ROM Disc with an outer diameter greater than 90 mm; and

         (e) US$ 0.0115 (one and fifteen hundredths of a US Dollar cent) for each Licensed Product being a CD-ROM Disc with an outer diameter smaller than 90 mm;
         (f) US$ 0.03 (three US Dollar cents) for each Licensed Product being a CD Extra Disc with an outer diameter greater than 90 mm; and
         (g) US$ 0.02 (two US Dollar cents) for each Licensed Product being a CD Extra Disc with an outer diameter smaller than 90 mm,

         such rates hereinafter referred to as "Compliance Rates".

         In the event that Licensee fails to comply at any time with any of its obligations hereunder, the Standard Rates, as applicable, shall apply to Licensee's manufacture and sale of CD-Discs instead of the Compliance Rates, as applicable, with immediate effect from the moment of such non-compliance until such moment that Licensee's non-compliance will have been remedied in full.

         A Licensed Product shall be considered sold when invoiced or, if not invoiced, when delivered to a party other than Licensee.

         No royalties shall be payable on Licensed Products purchased by Licensee on a "have made" basis in accordance with Article 4 from third party manufacturers, duly licensed by Philips, provided that Licensee can demonstrate to Philips' satisfaction, that such third party manufacturer has paid to Philips the royalties due in respect of such Licensed Products.

         For the avoidance of doubt, in the event that the manufacture by Licensee of Licensed Products within the Territory would not infringe any of the Licensed Patents, Licensee shall have no obligation to pay royalties in respect of Licensed Products manufactured within the Territory and which are directly sold for final use within the Territory or directly exported for final use to a country in which no Licensed Patents subsist.

5.03 Within 30 days following 31 March, 30 June, 30 September and 31 December of each year during the term of this Agreement, Licensee shall submit to Philips (even in the event that no sales have been made) a written statement in the form as attached hereto as Exhibit C3 (Royalty Reporting Form) signed by a duly authorized officer on behalf of Licensee, setting forth with respect to the preceding quarterly period:

         (1) the quantities of CD-Discs manufactured by Licensee, specified per individual type of CD-Disc;

         (2) the quantities of CD-Discs purchased from other licensed manufacturers in accordance with the provisions of Article 4, specified per individual type of CD-Disc;

         (3) on a per-country basis, specifying for each individual type of CD-Disc:

                  (a) the quantities of CD-Discs sold or otherwise disposed of, specifying the identity of the buyers and the trademarks used on or in connection with the CD-Discs;

                  (b) the quantities of CD-Discs sold to other manufacturers, duly licensed by Philips, specifying the identity of such other manufacturers and the trademarks used on or in connection with the CD-Discs;

                           (4)a computation of the royalties due under this
Agreement.

         Licensee shall pay the royalties due to Philips within 30 days after the end of each quarterly period, in such US Dollars.

5.04 In the event that Licensee fails to submit to Philips a Royalty Reporting Form for any royalty reporting period within 30 days from the end of the relevant reporting period in accordance with the provisions of Article 5.03, Licensee shall be obliged to pay to Philips within 30 days after the end of the relevant quarterly period for which the Royalty Reporting Form was not submitted, an estimated royalty (hereinafter referred to as an "Advance"), being an amount equal to the highest amount of royalties due for any royalty reporting period over the preceding eight royalty reporting periods (or over all preceding royalty reporting periods if fewer than eight). Such payment shall be treated as a non-refundable advance, primarily against the royalties and interest for the relevant royalty reporting period and then, if any sum remains, against any future royalties or other payments payable by Licensee hereunder. Licensee acknowledges and agrees that any Advance shall not be due by way of penalty but that such payment shall constitute a non-refundable advance as aforesaid. For the avoidance of doubt, such payment shall be payable without any further notice or action by Philips, legal or otherwise, and shall take effect by virtue of the failure to submit a Royalty Reporting Form on time; the payment by Licensee of an Advance shall not affect Licensee's obligation to submit a Royalty Reporting Form; the payment by Licensee of an Advance shall be without prejudice to any other rights or remedies of Philips, including, without limitation, Philips' right to charge 2% interest per month on overdue payments (including overdue payments of the Advance), and Philips' right to terminate this Agreement in accordance with its provisions. The Advance will not be set off against other sums due to Philips until a Royalty Reporting Form has been submitted in respect of the relevant royalty reporting period. In respect of any royalty reporting period for which an Advance has been paid and the Royalty Reporting Form subsequently submitted, Philips will first set off against the Advance all royalties and interest due for that period. Any remaining sum from the Advance will be set off against further royalty, interest or Advance payments due to Philips hereunder (if any).

5.05 Licensee shall submit to Philips, once per calendar year, an audit statement by its external auditors, who shall be public certified auditors, confirming that the quarterly royalty statements as submitted by Licensee to Philips for the last four quarterly periods, are true, complete and accurate in every respect. Such statement must meet Philips' requirements as specified in the Audit Guidelines attached hereto as Exhibit C1 and shall be submitted to Philips within 90 days following the end of Licensee's financial year. The correctness of this audit statement shall be verified by Philips by means of a work paper review, conducted by one of the public certified auditors selected by Philips. Notwithstanding this audit statement, Philips reserves the right to inspect the books and records of Licensee from time to time in accordance with Article 5.10.

5.06 Within 30 days following the expiration or termination of this Agreement, Licensee shall submit to Philips a certified report on the number of Licensed Products in stock at the time of expiration or termination of this Agreement. Royalties, calculated in accordance with
         Article 5.02 and Article 5.12, shall be due and payable on all Licensed Products manufactured prior to, but remaining in stock with Licensee on the date of expiration or termination of this Agreement. For the avoidance of doubt, this Article 5.06 shall be without prejudice to the provisions of Article 12.06.

5.07 Any payment under this Agreement which is not made on the date(s) specified herein, shall accrue interest at the rate of 2% (two per cent) per month (or part thereof) or the maximum amount permitted by law, whichever is lower.

5.08 All payments to Philips under this Agreement shall be made by transfer in such currency, convertible in the sense of Articles VIII and XIX of the Articles of Agreement of the International Monetary Fund, as designated by Philips. The rate of exchange for converting the currency of the Territory shall be the telegraphic transfer selling rate of the designated currency as officially quoted in the Territory by the officially authorized foreign exchange bank for payment of currency transactions on the day that the amount is due and payable.

5.09 All costs, stamp duties, taxes and other similar levies arising from or in connection with the conclusion of this Agreement shall be borne by Licensee. In the event that the government of a country imposes any income taxes on payments by Licensee to Philips hereunder and requires Licensee to withhold such tax from such payments, Licensee may deduct such tax from such payments. In such event, Licensee shall promptly provide Philips with tax receipts issued by the relevant tax authorities so as to enable Philips to support a claim for credit against income taxes which may be payable by Philips and/or its Associated Companies in The Netherlands and to enable Philips to document, if necessary, its compliance with tax obligations in any jurisdiction outside The Netherlands.

5.10 In order that the royalty statements provided for in this Article 5 may be verified, Licensee shall keep complete and accurate books and records and shall keep the books and records available for a period of 5 years following the manufacture, sale or other disposal of each Licensed Product.

         Philips shall have the right to inspect the books and records of Licensee from time to time, in order to verify the correctness of the aforementioned royalty statements. Any such inspection shall take place no more than once per calendar year and shall be conducted by a public certified auditor appointed by Philips. Philips shall give Licensee written notice of such inspection at least 7 days prior to the inspection. Licensee shall willingly co-operate and provide all such assistance in connection with such inspection as Philips and/or the auditor may require. The inspection shall be conducted at Philips' own expense, provided that in the event that Licensee has failed to submit royalty statements and/or yearly written statement(s) by its external auditors, as provided for in Article 5.03 and Article 5.05, in respect of the period to which the inspection relates or in the event that any discrepancy or error exceeding 3% (three per cent) of the monies actually due is established, the cost of the inspection shall be borne by Licensee, without prejudice to any other claim or remedy as Philips may have under this Agreement or under applicable law.

         Philips' right of inspection as set out in this Article 5.10 shall survive termination or expiration of this Agreement.

5.11 Without prejudice to the provisions of Article 5.10, Licensee shall provide all relevant additional information as Philips may reasonably request from time to time, so as to enable Philips to ascertain which products manufactured, sold or otherwise disposed of by Licensee are subject to the payment of royalties to Philips hereunder, the patents which have been used in connection with such products, and the amount of royalties payable.

5.12 As a condition precedent to the entry into force of this Agreement, Licensee shall submit to Philips a royalty statement in respect of CD-Discs manufactured and sold or otherwise disposed of by Licensee before the Effective Date of this Agreement in accordance with the provisions of Article 5.03. Within 7 days following the execution of this Agreement, Licensee shall pay to Philips the royalties on such CD-Discs, calculated by applying the royalty rates of
         (a) US$ 0.03 for each CD-Audio Disc or CD-ROM Disc with an outer diameter greater than 90 mm, (b) US$ 0.02 for each CD-Audio Disc or CD-ROM Disc with an outer diameter smaller than 90 mm, (c) US$ 0.027 for each CD-Audio Maxi-Single and (d) US$ 0.045 or US$ 0.048 for each CD Extra Disc, depending on the selection made by Licensee in Schedule I to the Enhanced Music CD Disc License Agreement. The royalty statement shall similarly be subject to Philips' right of audit as set out in Article 5.10. Within 45 days following the execution of this Agreement, Licensee shall submit to Philips an audit statement by its external auditors, who shall be public certified auditors, confirming that this royalty statement is true, complete and accurate in every respect.

            ARTICLE 6 - MANUFACTURING EQUIPMENT IDENTIFICATION SYSTEM
            ---------------------------------------------------------

6.01 Upon signing of the Agreement, Licensee shall submit to Philips an overview of its manufacturing equipment used for the manufacture of Licensed Products. Further, upon any acquisition, transfer or disposal of manufacturing equipment used for the manufacture of Licensed Products, Licensee shall submit to Philips details of any such adjustment(s) to its manufacturing equipment. Further, Licensee shall submit to Philips an overview containing all adjustments to its manufacturing equipment during the preceding year, together with and confirmed by the audit statement referred to in Article 5.05. Such overview shall be in the form as attached hereto as Exhibit C2 (Manufacturing Equipment List), signed by a duly authorized officer on behalf of Licensee. The Compliance Rates referred to in Article 5.02 shall only apply to Licensed Products manufactured by Licensee using manufacturing equipment properly identified in the Manufacturing Equipment List and shall be conditional upon Licensee submitting to Philips the audit statement meeting Philips' requirements as set out in the Audit Guidelines, in accordance with the provisions in Article
         5.05. In the event that Licensee puts into use newly acquired manufacturing equipment which has been used for the manufacture of Licensed Products prior to the acquisition by Licensee, the Compliance Rates shall only apply if Licensee can demonstrate to Philips' full satisfaction, that the newly acquired manufacturing equipment originates from and has been used by a company which was properly licensed by Philips for the manufacture of Licensed Products and in full compliance with its obligations under its license agreement at the time of the acquisition of the newly acquired manufacturing equipment by Licensee. In the event that Licensee is unable to comply with the requirements under this Article 6.01, the Standard Rates shall apply to Licensee's manufacture and sale of Licensed Products instead of the Compliance Rates.


                     ARTICLE 7 - MOST FAVOURABLE CONDITIONS
                     --------------------------------------

7.01 In the event that licenses under the patents referred to in Article 2 are granted by Philips for Licensed Products to a third party under substantially similar conditions, but at a royalty rate more favourable than the rate payable by Licensee under this Agreement, Licensee shall be entitled to the same royalty rate as applicable to such third party, provided always that this right of Licensee shall not apply in respect of cross-license agreements or other agreements providing for a consideration which is not exclusively based on payment of royalties and further provided that this right of Licensee shall not apply in respect of licenses or other arrangements made pursuant to a court decision or the settlement of a dispute between Philips and a third party, irrespective of the nature of such dispute, the terms of the court decision or the settlement terms.

                   ARTICLE 8 - NO WARRANTY AND INDEMNIFICATION
                   -------------------------------------------

8.01 Whereas Philips has made efforts to ensure that the information to be supplied by it hereunder is complete and accurate, Philips makes no representation or warranty as to the accuracy or completeness of such information, nor with respect to the ability of Licensee to achieve interchangeability with respect to Licensed Products through the use of such information.

8.02 It is acknowledged by Licensee that third parties may own industrial and/or intellectual property rights in the field of CD-Discs. Philips and Sony make no warranty whatsoever that the manufacture, sale or other disposal of Licensed Products or the use of information supplied by Philips hereunder, does not infringe or will not cause infringement of any industrial and/or intellectual property rights other than Licensed Patents. Philips, Sony and their respective Associated Companies shall be fully indemnified and held harmless by Licensee from and against any and all third party claims in connection with CD-Discs manufactured, sold or otherwise disposed of by Licensee.


                           ARTICLE 9 - CONFIDENTIALITY
                           ---------------------------

9.01 Licensee shall at all times maintain strict confidentiality with regard to the CD Standard Specifications and shall not disclose same to any third party without the prior written consent of Philips.

9.02 Without prejudice to Article 9.01, Licensee shall, during the term of this Agreement as specified in Article 12.01 and for a period of 3 years thereafter, not disclose to any third party any information acquired from Philips or any of Philips' Associated Companies in connection with this Agreement, or use such information for any other purpose than the manufacture or disposal of Licensed Products in accordance with this Agreement. This obligation shall not apply to the extent information so acquired:

         (a) was known to Licensee prior to the date on which such information was acquired from Philips or any of Philips' Associated Companies, as shown by records of Licensee or otherwise demonstrated to Philips' satisfaction;

         (b) is or has become available to the public through no fault of Licensee;

         (c) was or is received from a third party who was under no confidentiality obligation in respect of such information.

         In protecting information acquired from Philips or any of Philips' Associated Companies, Licensee shall take all necessary measures and precautions, including but not limited to measures requiring its present and future employees to give suitable undertakings of secrecy both for the period of their employment and thereafter, and shall protect such information in the same manner and with the same degree of care (but no less than a reasonable degree of care) with which Licensee protects its own information of a confidential nature.

9.03 The obligations concerning confidentiality contained in Article 9.01 and Article 9.02 shall survive termination of this Agreement

9.04     Philips shall, during the term of this Agreement as specified in
         Article 12.01 and for a period of 3
         years thereafter, not disclose to any third party any confidential information obtained by Philips in connection with Article 5.03 and/or
         Article 5.05, except that Philips may disclose such information to its external auditors, legal representatives and to the competent courts to the extent this is necessary for Philips in connection with the enforcement of its rights hereunder. Further, Philips shall not use such information for other purposes than to verify Licensee's compliance with its royalty reporting and payment obligations as provided in this Agreement and to enforce Philips' rights hereunder. Philips' obligations set out in this paragraph shall not apply to information referred to in sections a, b and/or c of Article 9.02.


                                ARTICLE 10 - LOGO
                                -----------------

10.01 For the term of this Agreement and subject to the full and timely performance and observance by Licensee of all its undertakings and obligations hereunder, Licensee shall be entitled to use on the Licensed Products as well as in advertisements and sales literature with respect to Licensed Products sold by Licensee, a logo (hereinafter referred to as "the Logo") in accordance with the instructions laid down in the CD-Logo Guide which shall be made available to Licensee together with the Standard Specifications.

10.02 Licensee acknowledges and agrees that Philips makes no warranty whatsoever that any use of the Logo does not infringe or will not cause infringement of any third party intellectual property rights.


                           ARTICLE 11 - NO ASSIGNMENT
                           --------------------------

11.01 This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective assignees. It may not be assigned in whole or in part by Licensee without the prior written consent of Philips.


                        ARTICLE 12 - TERM AND TERMINATION
                        ---------------------------------

12.01 This Agreement shall enter into force on the "Effective Date", being the date first written above. In the event that validation of this Agreement is required by the competent governmental authorities, the Effective Date shall be the date of such validation. This Agreement shall remain in force for a period of 10 years from the Effective Date unless terminated earlier in accordance with the provisions of this
         Article 12.

12.02 Without prejudice to the provisions of Article 12.03 through 12.06, each party may terminate this Agreement at any time by means of written notice to the other party in the event that the other party fails to perform any obligation under this Agreement and such failure is not remedied within 30 days after receipt of a notice specifying the nature of such failure and requiring it to be remedied. Such right of termination shall not be exclusive of any other remedies or means of redress to which the non-defaulting party may be lawfully entitled, and all such remedies shall be cumulative. Any such termination shall not affect any royalty or other payment obligations under this Agreement accrued prior to such termination.

12.03 Philips may terminate this Agreement forthwith by means of notice in writing to Licensee in the event that a creditor or other claimant takes possession of, or a receiver, administrator or similar officer is appointed over any of the assets of Licensee or in the event that Licensee makes any voluntary arrangement with its creditors or becomes subject to any court or administration order pursuant to any bankruptcy or insolvency law.

12.04 Additionally, insofar as legally permitted, Philips may terminate this Agreement at any time by means of written notice to Licensee in case Licensee or an Associated Company of Licensee has been found liable by a competent court or administrative authority to have committed an act of copyright piracy.

12.05 Philips shall have the right to terminate this Agreement forthwith or to revoke the license granted under any of Philips' or Sony's respective patents in the event that Licensee or any of its Associated Companies brings a claim for infringement of any of Licensee's or any of Licensee's Associated Companies essential patents relating to CD-Discs or CD-Players against Philips, Sony or any of their respective Associated Companies and Licensee refuses to license such patents on fair and reasonable conditions.

12.06 Upon the termination of this Agreement by Philips for any reason pursuant to Article 12.02 through 12.05, Licensee shall immediately cease the manufacture, sale or other disposal of CD-Discs in which any one or more of the Licensed Patents are used. Further, upon such termination, any and all amounts outstanding hereunder shall become immediately due and payable.

12.07 All provisions of this Agreement which are intended to survive (whether express or implied) the expiry or termination of this Agreement, shall so survive.

                           ARTICLE 13 - MISCELLANEOUS
                           --------------------------

13.01 Any notice required under this Agreement to be sent by either party shall be given in writing by means of a letter, facsimile or electronic mail directed:

         in respect of Licensee, to:

         Metatec International, Inc.
         7001 Metatec Blvd.
         Dublin, Ohio 43017
         Fax: (614) 798-5847
         in respect of Philips, to:

         Koninklijke Philips Electronics N.V.
         c/o Philips International B.V.
         Intellectual Property & Standards - Legal Department
         P.O. Box 220, Building WAH-2
         5600 AE  Eindhoven
         The Netherlands
         Fax: +31 40 2734131

         with a copy to:

         U.S. Philips Corporation
         580 White Plains Road
         Tarrytown, New York 10591
         Fax: (914) 332-0615

         or to such other address as may have been previously specified in writing by either party to the other.

13.02 This Agreement sets forth the entire understanding and agreement between the parties as to the subject matter hereof and supersedes and replaces all prior arrangements, discussions and understandings between the parties relating thereto. Neither party shall be bound by any obligation, warranty, waiver, release or representation except as expressly provided herein, or as may subsequently be agreed in writing between the parties.

13.03    Nothing contained in this Agreement shall be construed:

         (a) as imposing on either party any obligation to instigate any suit or action for infringement of any of the patents licensed hereunder or to defend any suit or action brought by a third party which challenges or relates to the validity of any of such patents. Licensee shall have no right to instigate any such suit or action for infringement of any of the patents licensed by Philips hereunder, nor the right to defend any such suit or action which challenges or relates to the validity of any such patent licensed by Philips hereunder;

         (b) as imposing any obligation to file any patent application or to secure any patent or to maintain any patent in force;

         (c) as conferring any license or right to copy or imitate the appearance and/or design of any product of Philips, Sony or any of their Associated Companies;

         (d) as conferring any license to manufacture, sell or otherwise dispose of any product or device other than a Licensed Product.

13.04 Neither the failure nor the delay of either party to enforce any provision of this Agreement shall constitute a waiver of such provision or of the right of either party to enforce each and every provision of this Agreement.

13.05 Should any provision of this Agreement be finally determined void or unenforceable in any judicial proceeding, such determination shall not affect the operation of the remaining provisions hereof, provided that, in such event, Philips shall have the right to terminate this Agreement by written notice to Licensee.

13.06 This Agreement shall be governed by and construed in accordance with the laws of The State of New York.

         Any dispute between the parties hereto in connection with this Agreement (including any question regarding its existence, validity or termination) shall be submitted to any state or federal courts in The State of New York, provided always that, in case Philips is the plaintiff, Philips may at its sole discretion submit any such dispute either to the state or federal courts in the venue of Licensee's registered office, or to any of the state or federal courts in the Territory having jurisdiction. Licensee hereby irrevocably waives any objection to the jurisdiction, process and venue of any such court and to the effectiveness, execution and enforcement of any order or judgment (including, but not limited to, a default judgment) of any such court in relation to this Agreement, to the maximum extent permitted by the law of any jurisdiction, the laws of which might be claimed to be applicable regarding the effectiveness, enforcement or execution of such order or judgment.



AS WITNESS, the parties hereto have caused this Agreement to be signed on the date first written above.

KONINKLIJKE PHILIPS ELECTRONICS            METATEC  INTERNATIONAL, INC.
N.V.




/s/ B. Mache                                 /s/ Gary W. Qualmann
-------------------------------            ------------------------------
Name:  Bernd Mache                         Name:  Gary W. Qualmann

Title:  Chief Financial Officer            Title: Chief Financial Officer
      -------------------------                  ------------------------
Date:   August 13, 2002                    Date:  August 9, 2002
     --------------------------                 -------------------------